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                                                                 Exhibit 10.2

                                    AGREEMENT

Between

-/ Remedent Professional Holdings, Inc., 17555 Ventura Blvd. Suite 200, Encino, CA 91316, United States of America, on the one hand

and

-/ Lausha N.V., Kapitteldreef 33, 9830, Sint-Martens-Latem, Belgium -/ Robin List, Boerestraat 13, 9850, Hansbeke, Belgium, on the other hand.

Whereas Remedent Professional Holdings, Inc. has a wholly owned subsidiary named Remedent N.V., a company under Belgium law.

Whereas Lausha N.V. and Robin List have loaned a combined amount of(euro)310,000 to Remedent N.V.

Whereas Remedent Professional Holdings, Inc. has asked Lausha N.V. and Robin List to convert the(euro)310,000 into equity of Remedent N.V. based on an evaluation and fairness report of a certified Belgium accountant.

Whereas, such an evaluation and fairness opinion was done on January 23rd, 2003 by August Smeyers, certified accountant.

NOW THEREFORE, in consideration of the foregoing premises, and the mutual covenants contained herein, the parties hereto agree as follows:

(1) The shareholders of Remedent N.V. will be:

          (a) Lausha N.V. with: 7,171 shares
          (b) Remedent Professional Holdings, inc. with: 2,145 shares
          (c) Robin List with: 629 shares
          (d) Kenneth J. Hegemann 55 shares

(2) Remedent Professional Holdings, Inc. will have an option to buy back the shares from Lausha N.V. and Robin List at all times during a 6-month period (starting 31/12/2002 and ending 30/06/2003) under the following conditions:

          (a) Full repayment of the converted amounts ((euro)285.000 to Lausha N.V. and (euro)25,000 to Robin List) and;
          (b) Payment of interest on these amounts, based on a 7% yearly interest, and;
          (c) Transfer of 919,355 shares of Remedent Professional Holdings, Inc. to Lausha N.V. and 80,645 shares to Robin List.

This Agreement constitutes the entire agreement between the parties and supersedes and replaces any and all prior verbal, written or tacit agreements or arrangements between the parties.

All disputes resulting from or in relation with this Agreement must be settled by the Courts of Ghent, Belgium.

This Agreement is ruled by and shall be construed according to the laws of Belgium.

Made in two counterparts, each party acknowledging having received a duly signed copy.



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IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives on the dates below written.

On behalf of:                             on behalf of:
Remedent Professional Holdings, Inc.      Lausha N.V.

Date:                                     Date:
      ---------------------------------        ---------------------------

City:                                     City:
      ---------------------------------         --------------------------


/s/ Stephen Ross
---------------------------------------   --------------------------------
Stephen Ross                              Guy De Vreese
CFO                                       President


On behalf of:
Robin List

Date:
     ----------------------------------

City:
      ---------------------------------


---------------------------------------
Robin List



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